Exhibit 10.26

                                 LEASE AGREEMENT

This lease Agreement, made this 1st day of May, 2003,

Between GUSSACK REALTY COMPANY, LLC, residing or located at 44 High Street, West Nyack, New York, 10994, herein designated as the Landlord, and GENERAL BEARING CORPORATION, residing or located at 44 High Street, West Nyack, New York, 10994, herein designated as the Tenant;

Witnesseth that, the Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord, the following described premises: 44 High Street, West Nyack, New York 10994, consisting of approximately one hundred ninety thousand (190,000) square feet situated on 18 acres, for a term of ten years, commencing on November 1, 2003 and ending on October 31, 2013, to be used and occupied only and for no other purpose than offices, manufacturing, warehousing and other incidental uses, at the following Annual Rents in the monthly installments indicated:

November 1, 2003 - October 31,2005 - $1,140,000.00 payable @ $95,000.00 per month.

      Commencing on November 1, 2005 and every two years thereafter (referred to as a New Rent Year), the annual rent shall be increased to the greater of A) 106% of the next preceding year's rent or B) said preceding year's rent multiplied by a fraction, the numerator of which is the Consumer Price Index
(CPI) in effect ninety (90) days prior to November 1st of the new rent year and the denominator of which is the CPI in effect (90) days prior to November 1st of the preceding New Rent Year, not to exceed 5% per year. The Consumer Price Index
(CPI) used shall be as published by the United States Government for the area including Rockland County, New York, or if no such Index is published, then for northern New Jersey. If no CPI is published specifically for any of the above dates, then the CPI published for the most recent date before each such date shall be used. The amount of rent for each year which is not a "new rent" year shall be the same amount as that for the next preceding year.

      The tenant shall have the option of extending this lease for an additional five years (the extended period) provided it exercises such option and gives written notice thereof to the landlord no later than 6 months prior to the expiration of the lease term.

If the tenant exercises such option, the rent for first year of the extended period shall be at fair market value (FMV) as agreed upon by the parties. If the parties do not reach agreement as to FMV by February 1, 2013, they shall jointly retain a mutually acceptable appraiser to appraise FMV and whose appraisal shall be binding. The landlord and the tenant shall each pay one half the cost of the appraisal.

      The third and fifth years of the extended period shall be deemed "new rent years" for which the rent shall be increased pursuant to the above formula applicable to "new rent years" occurring during the base term of the lease.

      All monthly rental installments shall be payable in advance on the first day of the month. If Tenant defaults in any rent payment for a period of 15 days, Tenant shall pay Landlord a late charge of 5% (of the amount of rent due) which shall be payable as "additional rent".

                            Conditions and Covenants:

      FIRST.-The Tenant covenants and agrees to pay to the Landlord the rent as above provided.

      SECOND.- Throughout said term the Tenant shall take good care of the demised premises, fixtures and appurtenances, including all heating, ventilating and air conditioning equipment (HVAC), electrical systems, sprinkler system, plumbing and all alterations, additions and improvements thereto, make all repairs in and about same necessary to preserve them in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted, which repairs shall be, in quality and class, equal to the original work; promptly pay the expense of such repairs; suffer no waste or injury; give notice to the Landlord of any fire that may occur; execute and comply with all laws, rules, orders, ordinances and regulations at any time issued or in force (except those requiring structural alterations for which tenant is not liable hereunder, if any) applicable to the demised premises or to the Tenant's occupation thereof, of the Federal, State and Local


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Governments, and of each and every department, bureau and official thereof, and of the New York Board of Fire Underwriters; permit at all times during usual business hours, the Landlord and representatives of the landlord to enter the demised premises for the purpose of inspection, and to exhibit them for purposes of sale or rental; suffer the landlord to make repairs and improvements to all parts of the building, and to comply with all orders and requirements of governmental authority applicable to said building or to any occupation thereof; suffer the landlord to erect, use, maintain, repair and replace pipes and conduits in the demised premises and to the floors above and below; forever indemnify and save harmless the Landlord for and against any and all liability, penalties, damages, expenses and judgments arising from injury during said term to person or property of any nature, occasioned wholly or in part by any act or acts, omission or omissions of the Tenant, or of the employees, guests, agents, assigns or sub-tenants of the Tenant and also for any matter or thing growing out of the occupation of the demised premises or of the streets, sidewalks or vaults adjacent thereto; permit, during the six months next prior to the expiration of the term the usual notice "To Let" or similar language, to be placed and to remain unmolested in a conspicuous place upon the exterior of the demised premises; repair, at or before the end of the term, all injury done by the installation or removal of furniture and property; and at the end of the term, to quit and surrender the demised premises with all alterations, additions and improvements in good order and condition.

      The landlord shall be responsible for all structural repairs to the walls of the premises (other than damage caused by Tenant, its agents, servants or employees) except that Tenant shall be responsible for maintenance, repair and replacement of the roof and all HVAC equipment.

      THIRD.- Tenant will not perform any alterations or renovations, shall not disfigure or deface any part of the building; or suffer the same to be done, except so far as may be necessary for its business purposes and as are specifically consented to in advance by the Landlord; the Tenant will not obstruct, or permit the obstruction of the street or the sidewalk adjacent thereto; will not do anything, or suffer anything to be done upon the demised premises which will increase the rate of fire insurance upon the building or any of its contents, or be liable to cause structural injury to said building; will not permit the accumulation of waste or refuse matter, and will not, without the prior written consent of the landlord (which consent shall not be unreasonably withheld) in each case, either sell, assign, mortgage or transfer this lease, sublet the demised premises or any part thereof, permit the same or any part thereof to be occupied by anybody other than the Tenant and the Tenant's employees, make any alterations in the demised premises, use the demised premises or any part thereof for any purpose other than the one first above stipulated, or for any purpose deemed extra hazardous on account of fire risk, nor in violation of any law or ordinance. The Tenant will not obstruct or permit the obstruction of the light, halls, stairway or entrances to the building, and will not erect or inscribe any sign, signals or advertisements unless and until the style and location thereof have been approved by the Landlord; and if any be erected or inscribed without such approval, the Landlord may remove the same. No water cooler, air conditioning unit or system or other apparatus shall be installed or used without the prior written consent of the Landlord, which shall not be unreasonably withheld.

The tenant shall comply with the Rules and Regulations annexed to this lease.

      FOURTH.-If the demised premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, the damages shall be repaired by and at the expense of the Landlord and the rent until such repairs shall be made shall be apportioned according to the part of the demised premises which is usable by Tenant. But if such partial damage is due to the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, without prejudice to any other rights and remedies of Landlord and without prejudice to the rights of subrogation of Landlord's insurer, the damages shall be repaired by the Landlord (at Tenant's expense) but there shall be no apportionment or abatement of rent. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of the Landlord and/or Tenant, and for reasonable delay on account of "labor troubles", or any other cause beyond Landlord's control. If the demised premises are totally damaged or are rendered wholly untenantable by fire or other cause, and if Landlord shall decide not to restore or not to rebuild the same, or if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then or in any of such events Landlord may, within ninety (90) days after such fire or other cause, give Tenant a notice in writing of such decision, which notice shall be given as in Paragraph Twelfth hereof provided, and thereupon the term of this lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the demised premises and surrender the same to Landlord. If Tenant shall not be in default under the lease then, upon the termination of this lease under the conditions provided for in the sentence immediately preceding, Tenant's liability for rent shall cease as of the day following the casualty. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof. If the damage or destruction is due to the fault or neglect of Tenant the debris shall be removed by, and at expense of Tenant.


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FIFTH.-If the whole or any part of the premises hereby demised shall be taken or condemned by any competent authority for any public use or purpose then the term hereby granted shall cease from the time when possession of the part so taken shall be required for such public purpose and without apportionment of award (except with regard to Tenant's trade fixtures), the Tenant hereby assigning to the Landlord all right and claim to any such award (other than for trade fixtures), the current rent, however, in such case to be apportioned.

      SIXTH.-If, before the commencement of the term, the Tenant be adjudicated a bankrupt, or make a "general assignment", or take the benefit of any insolvent act, or if a Receiver or Trustee be appointed for the Tenant's property, or if this lease or the estate of the Tenant hereunder be assigned, transferred or pass to or devolve upon any other person or corporation, voluntarily or involuntarily, or if the Tenant shall default in the performance of any agreement by the Tenant contained in any other lease between the Tenant and the Landlord or between Tenant and any corporation of which an officer of the Landlord is a Director, this lease shall thereby, at the option of the Landlord, be terminated and in that case, neither the Tenant nor anybody claiming under the Tenant shall be entitled to go into possession of the demised premises. If after the commencement of the term, any of the events mentioned above in this subdivision shall occur, or if Tenant shall default in fulfilling any of the covenants of this lease, other than the covenants for the payment of rent or "additional rent" or if the demised premises become vacant or deserted, the Landlord may give to the Tenant ten days' notice of intention to end the term of this lease, and thereupon at the expiration of said ten days (if said condition which was the basis of said notice shall continue to exist) the term under this lease shall expire as fully and completely as if that day were the date herein definitely fixed for the expiration of the term and Tenant will then quit and surrender the demised premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

      If the Tenant shall default in the payment of the rent reserved hereunder, or any item of "additional rent" herein mentioned, or any part of either or in making any other payment herein provided for, or if the notice last above provided for shall have been given and if the condition for which the basis of said notice shall exist at the expiration of said ten days' period, the Landlord may immediately, or at any time thereafter, re-enter the demised premises and remove all persons and all or any property therefrom either by summary dispossess proceedings, or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and re-possess and enjoy said premises together with all additions, alterations and improvements. In any such case or in the event that this lease be "terminated" before the commencement of the term, as above provided, the Landlord may either re-let the demised premises or any part or parts thereof as the agent of the Tenant, and receive the rents therefor, applying the same first to the payment of such expenses as the Landlord may have incurred, and then to the fulfillment of the covenants of the Tenant herein, and the balance, if any, at the expiration of the term first above provided for, shall be paid to the Tenant. Landlord may rent the premises for a term extending beyond the term hereby granted without releasing Tenant from any liability. In the event that the term of this lease shall expire as above in this subdivision "Sixth" provided, or terminate by summary proceedings or otherwise, and if the Landlord shall not re-let, the Tenant shall remain liable for, and the Tenant hereby agrees to pay to the Landlord, until the time when this lease would have expired but for such termination or expiration, the equivalent of the amount of all of the rent and "additional rent" reserved herein, less the costs of reletting, if any, and the same shall be due and payable by the Tenant to the Landlord on the several rent days above specified, that is upon each of such rent days the Tenant shall pay to the Landlord the amount of deficiency then existing. The Tenant hereby expressly waives any and all right of redemption in case the Tenant shall be dispossessed by judgment or warrant of any court or judge, and the Tenant waives and will waive all right to trial by jury in any summary proceedings hereafter instituted by the Landlord against the Tenant in respect to the demised premises. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning.

      In the event of a breach or threatened breach by the Tenant of any of the covenants or provisions hereof, the Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for.

SEVENTH.-If the Tenant shall default in the performance of any covenant herein contained, the Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of the Tenant. If a notice of mechanic's lien be filed against the demised premises or against premises of which the demised premises are part, for or purporting to be for, labor or material alleged to have been furnished, or to be furnished to or for the Tenant at the demised premises, and if the Tenant shall fail to take such action as shall cause such lien to be discharged within fifteen days after the filing of such notice, the Landlord may pay the amount of such lien or discharge the same by deposit or by bonding proceedings, and in the event of such


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deposit or bonding proceedings, the Landlord may require the lienor to prosecute an appropriate action to enforce the lienor's claim. In such case, the Landlord may pay any judgment recovered on such claim. Any amount paid or expense incurred by the Landlord as in this subdivision of this lease provided, and any amount as to which the Tenant shall at any time be in default for or in respect to the use of water, electric current or sprinkler supervisory service, and any expense incurred or sum of money paid by the Landlord by reason of the failure of the Tenant to pay any taxes, insurance or maintenance or repairs, or to comply with any provision of this lease, or in defending any such action (including reasonable attorney's fees), shall be deemed to be "additional rent" for the demised premises, and shall be due and payable by the Tenant to the Landlord on the first day of the next month, or, at the option of the Landlord, on the first day of any succeeding month. The receipt by the Landlord of any installment of the regular stipulated rent hereunder or any of said " additional rent" shall not be a waiver of any other "additional rent" then due.

      EIGHTH.- The failure of the Landlord to insist, in any one or more instances upon a strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord. Even if the Landlord consents to an assignment hereof no further assignment shall be made without further express consent in writing by the Landlord. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of any other provision.

      NINTH.-If this lease be assigned, or if the demised premises or any part thereof be sublet or occupied by anybody other than the Tenant the Landlord may collect rent from the assignee, sub-tenant or occupant, and apply the net amount collected to the rent herein reserved, and no such collection shall be deemed a waiver of the covenant herein against assignment and subletting, or the acceptance of the assignee, sub-tenant, or occupant as tenant, or a release of the Tenant from the further performance by the Tenant of the covenants herein contained on the part of the Tenant.

      TENTH.-This lease shall be subject and subordinate at all times, to the lien of the mortgages now on the demised premises, and to all advances made or hereafter to be made upon the security thereof, and subject and subordinate to the lien of any mortgage or mortgages which at any time may be made a lien upon the premises, provided the holder of any such mortgage shall execute and deliver to Tenant in a form reasonably acceptable to Tenant an agreement that it will recognize this lease and not disturb Tenant's possession of the premises in the event of foreclosure if the Tenant is not then in default hereunder. The Tenant will execute and deliver such further instrument or instruments subordinating this lease to the lien of any such mortgage or mortgages as shall be requested by the Landlord.

      ELEVENTH.-All improvements made by the Tenant to or upon the demised premises, except trade fixtures and other non-fixture property of Tenant necessary for the Tenant's business, shall when made, at once be deemed to be attached to the freehold, and become the property of the Landlord, and at the end or other expiration of the term, shall be surrendered to the Landlord in as good order and condition as they were when installed, reasonable wear and damages by the elements excepted.

TWELFTH.-Any notice or demand which under the terms of this lease or under any statute must or may be given or made by the parties hereto shall be in writing and shall be given or made by mailing the same by certified or registered mail to, or personal service upon the respective parties at the following addresses:

Tenant:   General Bearing Corporation, Attn: John E. Stein
          44 High Street
          West Nyack, New York 10994

Landlord: Gussack Realty Company, LLC
          44 High Street
          West Nyack, New York 10994

      THIRTEENTH.-The Landlord shall not be liable for any failure of water supply or electrical current, sprinkler damage, or failure of sprinkler service, nor for injury or damage to person or property caused by the elements or by other tenants or persons in said building, or resulting from steam, gas, electricity, water, rain or snow, which may leak or flow from any part of said buildings, or from the pipes, appliances or plumbing works of the same, or from the street or sub-surface, or from any other place, nor for interference with light or other incorporeal hereditaments by anybody other than the Landlord, or caused by operations by or for a governmental authority in construction of any public or quasi-public work, neither shall the Landlord be liable


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for any latent defect in the building, unless caused by the Landlord's negligent acts or omissions and Landlord has not cured the same within 15 days of notification thereof.

      FOURTEENTH.-No diminution or abatement of rent, or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various "services," if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause not due to negligence on the part of the Landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such "services" during any period wherein the Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

FIFTEENTH.-In the event that an excavation shall be made for building or other purposes upon land adjacent to the demised premises or shall be contemplated to be made, the Tenant shall afford to the person or persons causing or to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person or persons shall deem to be necessary to preserve the wall or walls, structure or structures upon the demised premises from injury and to support the same by proper foundations.

      SIXTEENTH.-No vaults or space not within the property line of the building are leased hereunder. Landlord makes no representation as to the location of the property line of the building. Such vaults or space as Tenant may be permitted to use or occupy are to be used or occupied under a revocable license and if such license be revoked by the Landlord as to the use of part or all of the vaults or space Landlord shall not be subject to any liability; Tenant shall not be entitled to any compensation or reduction in rent nor shall this be deemed constructive or actual eviction. Any tax, fee or charge of municipal or other authorities for such vaults or space shall be paid by the Tenant for the period of the Tenant's use or occupancy thereof.

      SEVENTEENTH .-During six months prior to the expiration of the term hereby granted, on reasonable advance notice, applicants shall be admitted at all reasonable hours of the day to view the premises until rented; and the Landlord and the Landlord's agents shall be permitted at any time during the term to visit and examine them at any reasonable hour of the day, and workmen may enter at any time, when authorized by the Landlord or the Landlord's agents, to make or facilitate repairs in any part of the building; and if the said Tenant shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary or permissible hereunder, the Landlord or the Landlord's agents may forcibly enter the same without rendering the Landlord or such agents liable to any claim or cause of action for damages by reason thereof (if during such entry the Landlord shall accord reasonable care to the Tenant's property) and without in any manner affecting the obligations and covenants of this lease; it is, however, expressly understood that the right and authority hereby reserved, does not impose, nor does the Landlord assume, by reason thereof, any responsibility or liability whatsoever for the care or supervision of said premises, or any of the pipes, fixtures, appliances or appurtenances therein contained or therewith in any manner connected.

      EIGHTEENTH.-The Landlord has made no representations or promises in respect to said building or to the demised premises except those contained herein, and those, if any, contained in some written communication to the Tenant, signed by the Landlord. This instrument represents the entire agreement of the parties and may not be changed, modified, discharged or terminated orally.

      NINETEENTH.-If the Tenant shall at any time be in default hereunder, and if the Landlord shall institute an action or summary proceeding against the Tenant based upon such default, then the Tenant will reimburse the Landlord for the expense of attorneys' fees and disbursements thereby incurred by the Landlord, so far as the same are reasonable in amount. Also so long as the Tenant shall be a tenant hereunder the amount of such expenses shall be deemed to be "additional rent" hereunder and shall be due from the Tenant to the Landlord on the first day of the month following the incurring of such respective expenses.


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      TWENTIETH.-Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy, if due to a prior Tenant other than Landlord or its affiliates wrongfully holding over in possession. In such event the rent shall not commence until possession is given or is available, but the term herein shall not be extended.

TWENTY-FIRST.-The Tenant will keep the sidewalk, roadways, parking areas and curb clean at all times and free from snow and ice and shall be solely responsible for all repairs and maintenance thereto and for all landscaping. Landscape plants and trees surrounding the building shall be maintained at a level equivalent to that at the time of the commencement of this lease and trees and shrubs that die are to be replaced by tenant. Tenant acknowledges that at the commencement of this lease the premises and surrounding grounds, including wooded areas, were free of trash, debris and garbage and tenant shall maintain the premises and grounds in such condition.

      TWENTY-SECOND.-If a separate water meter be installed for the demised premises, or any part thereof, the Tenant will keep the same in repair and pay the charges made by the municipality or water supply company for or in respect to the consumption of water, as and when bills therefor are rendered. If the demised premises, or any part thereof, be supplied with water through a meter which supplies other premises, the Tenant will pay to the Landlord, as and when bills are rendered therefor, the Tenant's proportionate part of all charges which the municipality or water supply company shall make for all water consumed through said meter, as indicated by said meter. Such proportionate part shall be fixed by apportioning the respective charge according to floor area against all of the rentable floor area in the building (exclusive of the basement) which shall have been occupied during the period of the respective charges, taking into account the period that each part of such area was occupied. Tenant agrees to pay as additional rent the Tenant's proportionate part, determined as aforesaid, of the sewer charge imposed or assessed upon the building of which the premises are a part.

      TWENTY-THIRD.-From the date of occupancy by Tenant, Tenant shall pay all charges or fees for use or consumption of all utilities provided to the premises occupied by Tenant including water, gas, electricity, telephone and other utilities and services together with any taxes thereon. In the event the premises are not separately metered Landlord may secure an independent audit of Tenant's consumption of such utilities or install a device to monitor same, advising Tenant of the percentage of such utilities used and consumed by Tenant. Landlord shall thereupon invoice Tenant for Tenant's share of such utilities on a monthly basis and Tenant shall reimburse the Landlord for such expense. All utilities shall be paid to the Landlord (if applicable) within ten days of receipt of billings.

      TWENTY-FOURTH.-If there now is or shall be installed in said building a "sprinkler system" the Tenant agrees to keep the appliances thereto in the demised premises in repair and good working condition, and if the New York Board of Fire Underwriters of the New York Fire Insurance Exchange or any bureau, department or official of the State or local government requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of the Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or if such changes, modifications, alterations, additional sprinkler heads or other equipment in the demised premises are necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any Fire Insurance Company, the Tenant will at the Tenant's own expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

      TWENTY-FIFTH.-Tenant agrees that it will keep the leased Premises insured, at a minimum, against loss or damage by fire with extended coverage ("all risk") endorsement, vandalism and malicious mischief coverage, and differences in conditions coverage (for the perils of earthquake, surface water flood and sudden and accidental collapse or rupture to non-pressurized vessels). Such insurance shall be in an amount of the full replacement value of the premises as determined from time to time. Tenant shall name Landlord as a party insured and shall require the insurer to give Landlord at least thirty (30) days notice of cancellation. Landlord and Tenant acknowledge that as of the date hereof the full replacement value of the premises is Nine Million Dollars ($9,000,000.00).

Insurance Requirements. For purposes of this Section, the parties agree during the term hereof that Tenant shall maintain adequate public liability and other insurance with reputable insurance companies as hereinabove and hereinafter set forth, shall furnish Landlord with certificates of insurance properly executed by its insurance companies evidencing such fact, and requiring their insurers to give at least thirty (30) days notice in the event of cancellation. Such insurance shall cover all damage or injury which results or is claimed to have resulted from an act or omission on the part of Tenant, its agents, employees or business invitees.


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      TWENTY-SIXTH.-Tenant shall be responsible for the payment of all real estate taxes and current installments of special assessments levied against the premises which become due during the term of the lease. Landlord shall notify Tenant and forward a copy of each tax bill to Tenant upon Landlord's receipt thereof. Tenant shall pay Landlord the amount of the tax or installment of assessment set forth on the bill within seven (7) days of the presentation by the Landlord thereof. Landlord shall present such bill to Tenant within five (5) days of its receipt from the taxing authority. Failure to pay Landlord such amount within the time period set forth herein shall constitute a default pursuant to the terms hereof. If the term of this lease shall not begin or expire concurrently with the beginning or expiration of any tax fiscal year, Tenant's liability for real estate taxes and current installments of special assessments for any tax fiscal year during which Tenant is not in possession of the premises for the entire tax fiscal year shall be prorated. In the event the premises constitute less than one entire taxable parcel, the real estate taxes and current installments of special assessments attributable to the premises shall be prorated on a square footage basis comparing the square footage of the premises to the square footage of the tax parcel of which the premises forms a part. Landlord represents that there are no tax abatements or exemptions effecting the premises and Landlord does not make payments in lieu of taxes.

      Excise Taxes. Tenant shall assume and pay to Landlord as additional rent any excise, sales, gross receipts, rent tax or other taxes, if any (other than a net income or excess profits tax), which may be imposed on or measured by the rent or may be imposed on or on account of the letting, which Landlord may be required to pay or collect under any law now in effect or hereafter enacted, provided that such law places the primary obligation to pay such tax on the Tenant.

      In the event Tenant has made payment to Landlord of the aforementioned taxes and Landlord has failed to make payment of the same and due notice thereof has been given by the Tenant to the Landlord, Tenant shall have the right to make such payments directly to the taxing authorities and all interest and penalties paid by the Tenant shall be the responsibility of the Landlord and may be offset as against the rental herein. In the event that Tenant fails to make payment of such taxes to Landlord, in addition to any other remedies pursuant to this lease, Landlord may pay such taxes and Tenant shall be responsible for any interest or penalties that may be assessed. If the taxing authorities permit taxes to be paid in less than annual installments, Landlord will not object to Tenant's payment of such taxes in a like manner.

      Landlord shall not seek to accomplish or effect a change in the tax assessment of the premises (except to seek a reduction of same) without Tenant's approval.

      TWENTY-SEVENTH.-Tenant will not use Hazardous Materials (as defined hereinafter) on, from, or affecting the premises in any manner which violates Federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials. For purposes of this paragraph, "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous or infectious wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 USC Secs. 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 USC Secs. 1801, et seq.), the Resource Conservations and Recovery Act, as amended (42 USC Secs. 9601, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule or regulation. Tenant shall indemnify and hold Landlord free and harmless from any liability whatsoever during and subsequent to the term of this Lease as a result of Tenant's breach of the obligations set forth in this paragraph. Landlord shall be responsible for and shall indemnify and hold Tenant free and harmless from any liability whatsoever during and subsequent to the terms of this Lease with regard to any hazardous materials or environmental condition effecting the demised premises not caused by Tenant, Tenant's agents or employees and/or not occurring during the term of the within lease.

      TWENTY-EIGHTH.-The Tenant agrees that it will not require, permit, suffer, nor allow the cleaning of any window, or windows, in the demised premises from the outside (within the meaning of Section 202 of the Labor Law) unless the equipment and safety devices required by law, ordinance, regulation or rule, including, without limitation, Section 202 of the New York Labor Law, are provided and used, and unless the rules, or any supplemental rules of the Industrial Board of the State of New York are fully complied with; and the Tenant hereby agrees to indemnify the Landlord, Owner, Agent, Manager and/or Superintendent, as a result of the Tenant's requiring, permitting, suffering, or allowing any window, or windows in the demised premises to be cleaned from the outside in violation of the requirements of the aforesaid laws, ordinances, regulation and/or rules.


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

      TWENTY-NINTH.-The invalidity or unenforceability of any provision of this lease shall in no way affect the validity or enforceability of any other provision hereof.

      THIRTIETH.-The Landlord shall replace at the expense of the Tenant any and all broken glass in the skylights, doors and walls in and about the demised premises. The Landlord may insure and keep insured all plate glass in the skylights, doors and walls in the demised premises, for and in the name of the Landlord and bills for the premiums therefor shall be rendered by the Landlord to the Tenant at such times as the Landlord may elect, and shall be due from and payable by the Tenant when rendered, and the amount thereof shall be deemed to be, and shall be paid as additional rent.

      THIRTY-FIRST.-This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

      THIRTY-SECOND.-Landlord covenants that if and so long as the Tenant pays the rent and "additional rent" reserved hereby, and performs and observes the covenants and provisions hereof, the Tenant shall quietly enjoy the demised premises, subject, however, to the terms of this lease, and to the mortgages above mentioned.

      THIRTY-THIRD.-Tenant shall, at its sole cost and expense, obtain all required Federal, State, County and/or Municipal approvals, permits, licenses, including a Certificate of Occupancy (if required), to conduct its business. Landlord shall cooperate with Tenant in Tenant's effort to obtain any and all necessary permits, licenses, and approvals and shall expeditiously execute all necessary permit applications and documents necessary to comply with all regulatory requirements for the operation of Tenant's business and performance of Tenant's improvements.

      THIRTY-FOURTH.- If Tenant remains in possession of the premises or any part thereof after expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all of the terms hereof applicable to a month to month tenancy except that the monthly rent shall be increased to 120% of the rent for the last month prior to such expiration. Landlord's failure to object to such holding over shall not constitute a waiver of any of Landlord's rights pursuant to this lease.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

Signed, Sealed and Delivered
in the presence of or Attested by:      Gussack Realty Company, LLC

/s/ Maurene Laffey                      By: /s/ David Gussack
--------------------------------            ------------------------------------
                                            David Gussack
                                            Managing Member


                                        General Bearing Corporation

/s/ Maurene Laffey                      By: /s/ John E. Stein
--------------------------------            ------------------------------------
                                            John E. Stein
                                            Secretary & General Counsel


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

                              RULES AND REGULATIONS

      1. Tenant shall keep all machinery and equipment free of vibration and noise, and shall not do or permit anything to be done in the Demised Premises which would constitute a nuisance in the Building or Complex.

      2. Tenant shall not cause to be discharged, spill or dispose of on site any dangerous, hazardous, flammable, toxic, combustible or explosive substance, material or object except according to law and in an approved legal container.

      3. Tenant shall not cause to be discharged or permit to be discharged into the sewer system, waste lines, vents or flues of the Demised Premises or the Complex any acids or hazardous or toxic substances, except as allowed by law.

      4. Tenant shall keep all exterior located garbage, trash, rubbish and refuse in rat-proof containers and shall remove or cause the same to be removed from the Demised Premises and the Complex on a regular basis.

      5. Tenant shall not store, stack or place or permit to be stored, stacked or placed any machinery, equipment, goods or merchandise outside of the Demised Premises except as authorized by Landlord and permitted by law or the approvals obtained by the Tenant from the applicable authorities.

      6. A fire lane (12 foot width) around the entire facility must be kept clear at all times.

      7. No debris, garbage, spare parts or containers of any kind may be left in the yard or on the roof, except a dumpster.


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